Exhibit 23

Consent of Independent Registered Public Accounting Firm

     We consent to the incorporation by reference in the following Registration Statements of Lafarge North America Inc. (formerly Lafarge Corporation):

(i)	Registration Statement on Form S-8, File No. 2-92414,

(ii)	Registration Statement on Form S-8, File No. 33-9813,

(iii)	Registration Statement on Form S-8, File No. 33-20865,

(iv)	Registration Statement on Form S-3, File No. 33-32644 (which also constitutes Post-Effective Amendment No. 6 to Registration Statement on Form S-1, File No. 2-82548),

(v)	Registration Statement on Form S-8, File No. 33-32645,

(vi)	Registration Statement on Form S-3, File No. 33-46093 (which also constitutes Post-Effective Amendment No. 7 of Registration Statement on Form S-1, File No. 2-82548),

(vii)	Registration Statement on Form S-8, File No. 33-51873,

(viii)	Registration Statement on Form S-8, File No. 333-65897,

(ix)	Registration Statement on Form S-3, File No. 333-57333, and

(x)	Registration Statement on Form S-8, File No. 333-110656.

of our reports dated February 4, 2005, with respect to the consolidated financial statements and schedule of Lafarge North America Inc., Lafarge North America Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Lafarge North America Inc., included in this Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP

McLean, VA
February 28, 2005